SUBSCRIPTION AGREEMENT FOR FLOW-THROUGH COMMON SHARES

Instructions to Complete Subscription Agreement:

The following items in this Subscription Agreement must be completed. Please initial each applicable box. If the Subscriber is acting on behalf of more than one disclosed principal, a separate subscription agreement must be completed for each disclosed principal.

All Subscribers
All Subscriber and subscription information in the boxes on pp. (ii) – (iii).
Accredited Investors
Schedule B – Representation Letter (including Appendix I thereto)
Accredited Investors (if you have checked box (j), (k) or (l) of Appendix I to Schedule B)
Appendix II to Schedule B – Form 45-106F9 for Individual Accredited Investors
You may not change any part of this Subscription Agreement without the consent of Snow Lake Resources Ltd. (the “Corporation”)

Instructions for Delivery of Completed Subscription Agreement and Payment of Aggregate Subscription Price:

A duly completed and executed copy of this Subscription Agreement must be received, by no later than 10:00 a.m. (Winnipeg time) on September 18, 2023 (or such other date and time as may be determined by the Corporation), by the Corporation via email, at peretz@snowlakelithium.com with a copy to sposen@garfinkle.com

The entire subscription price must be paid by wire transfer payment in Canadian funds to the following account (including any applicable wire transfer fees) concurrently with the delivery of a completed Subscription Agreement:

Bank:TD Canada Trust

2038 Kipling Avenue

Rexdale, Ontario, Canada, M9W 4K1

Institution #:0004

Branch Transit #:15522

Beneficiary Account #:CDN Account Number: 0495333

Beneficiary’s Account Name:Garfinkle Biderman LLP

Beneficiary’s Address: 1 Adelaide St. East, Suite 801

Toronto Ontario Canada M5C 2V9

Swift Code: TDOMCATTTOR

File Reference #:13717-004

Attention: Incoming wires to TD Canada Trust do not require ABA or Numbered Codes.

(i)

SUBSCRIPTION AGREEMENT

TO:SNOW LAKE RESOURCES LTD., D/B/A SNOW LAKE LITHIUM (the “Corporation”)

The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from the Corporation the number of common shares of the Corporation issued as “flow-through shares” as defined in subsection 66(15) of the Income Tax Act (Canada) (the “Flow-Through Shares”) at a subscription price of $3.6117 per Flow-Through Share, upon and subject to the terms and conditions set forth in this Subscription Agreement (as defined below) including the “Terms and Conditions of Subscription” attached hereto. The Subscriber further agrees, without limitation, that the Corporation may rely upon the Subscriber’s representations, warranties and covenants contained in this Subscription Agreement.

SUBSCRIBER AND SUBSCRIPTION INFORMATION

Please print all information (other than signatures), as applicable, in the space provided below.

(Name of Subscriber)

Signature:

(Official Capacity or Title – if the Subscriber is not an individual)

(Name of individual whose signature appears above if different than the name of the Subscriber printed above.)

(Subscriber’s Residential Address (including Municipality, Province, and Postal Code))

(Subscriber’s Telephone Number) (Email Address)

(Social Insurance Number)

(Corporate/Business Number or Tax Identification Number)

Number of Flow-Through Shares:
Subscription Price Per Flow-Through Share: $3.6117
Total Subscription Price (# of Flow-Through Shares x $3.6117): $

Beneficial Subscriber Information (Please complete if purchasing as agent or trustee for a principal (a “Beneficial Subscriber”) and not purchasing as agent or trustee for accounts fully managed by the Subscriber)

(Name of Beneficial Subscriber for whom Subscriber is contracting)

(Beneficial Subscriber’s Residential Address (including Municipality, Province, and Postal Code))

(Telephone Number)

(Social Insurance Number, Corporate/Business Number or Tax Identification Number)

(Fax Number)

(Email Address)

Registration Instructions: (Name) (Account Reference, if applicable) (Address, including Municipality, Province and Postal Code)

Delivery Instructions as set forth below:

☐ same as Registered Address (otherwise complete below)

(Name)

(Account Reference, if applicable)

(Address, including Municipality, Province and Postal Code)

(Contact Name) (Telephone Number)

(ii)

A.Present Ownership of Securities

The Subscriber either [check appropriate box]:

☐

owns directly or indirectly, or exercises control or direction over, no common shares of the Corporation or securities convertible into common shares in the capital of the Corporation (excluding the securities subscribed for herein); or

☐

owns directly or indirectly, or exercises control or direction over,              common shares of the Corporation and convertible securities entitling the Subscriber to acquire an additional    common shares in the capital of the Corporation (excluding the securities subscribed for herein).

B.“Insider” Status

The Subscriber either [check appropriate box]:

☐

is an “Insider” of the Corporation as defined under applicable Canadian securities laws by virtue of being:

(a)a director or senior officer of the Corporation;

(b)a director or senior officer of a Corporation that is an Insider or subsidiary of the Corporation;

(c)a person that beneficially owns or controls, directly or indirectly, voting shares of the Corporation carrying more than 10% of the voting rights attached to all the Corporation’s outstanding voting shares; or

(d)the Corporation itself if it holds any of its own securities; or

☐	is not an Insider of the Corporation.

C.“Registrant” Status

The Subscriber [check appropriate box]:

☐	is a registrant, meaning a person registered or required to be registered under applicable Canadian securities laws; or
☐	is not a registrant.

(iii)

ACCEPTANCE

The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement (including all applicable Schedules).

Signed this ____ day of September, 2023.

By:	SNOW LAKE RESOURCES LTD., D/B/A SNOW LAKE LITHIUM
Authorized signatory

(iv)

TERMS AND CONDITIONS OF SUBSCRIPTION

1.Interpretation

1.1Definitions. Unless the context otherwise requires, the following terms have the following meanings:

(a)“$” means lawful money of Canada;

(b)“Agreement” or “Subscription Agreement” means this subscription agreement as the same may be amended, supplemented or restated from time to time;

(c)“Business Day” means a day on which Canadian chartered banks are open for the transaction of regular business in the City of Winnipeg, Manitoba;

(d)“Closing” means the closing on the Closing Date of the issue and sale of the Flow-Through Shares as contemplated by this Subscription Agreement;

(e)“Closing Date” means September 21, 2023 or such other date determined by the Corporation;

(f)“Closing Time” means 10:00 a.m. (Winnipeg time) on the Closing Date or such other time determined by the Corporation;

(g)“Person” means an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, an unincorporated organization, a joint venture, an investment club, a government or an agency or political subdivision thereof and every other form of legal or business entity of whatsoever nature or kind;

(h)“SEC” means the United States Securities and Exchange Commission;

(i)“Securities Laws” means the securities laws, regulations and rules, and the blanket rulings and policies and written interpretations of, and multilateral or national instruments adopted by, the Securities Regulator of the Selling Jurisdiction;

(j)“Securities Regulator” means the securities commission or other securities regulatory authorities of the Selling Jurisdiction;

(k)“Selling Jurisdiction” means the Province of Manitoba;

(l)“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(m)“US Prospectus” means the final prospectus filed with the SEC under the US Shelf Registration Statement,

(n)“US Prospectus Supplement” means the supplement to the US Prospectus complying with Rule 424(b) promulgated under the U.S. Securities Act that is filed with the SEC and delivered by the Corporation to each Subscriber prior to the Closing;

(o)“US Shelf Registration Statement” means the effective registration statement with SEC file No. 333-272324 which registers the sale of the Flow-Through Shares to the Subscribers; and

(p)“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

2.Terms of the Offering

2.1The Flow-Through Shares offered hereunder form part of a larger offering of up to 2,133,979 Flow-Through Shares at a price of $3.6117 for aggregate gross proceeds of up to $7,707,291.95 (the “Offering”).

2.2The Subscriber and the Corporation hereby irrevocably agree to be bound by the terms and conditions set forth in Schedule A relating to the Flow-Through Shares.

2.3The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each Beneficial Subscriber on whose behalf the Subscriber is contracting) that this subscription is subject to rejection or allotment by the Corporation in whole or in part.

2.4If this Subscription Agreement is rejected in whole, any payment delivered by or on behalf of the Subscriber to the Corporation on account of the aggregate subscription price for the Flow-Through Shares subscribed for will be promptly returned without interest or deduction. If this Subscription Agreement is accepted only in part, payment representing the amount by which the payment delivered by or on behalf of the Subscriber to the Corporation exceeds the subscription price of the number of Flow-Through Shares sold to the Subscriber pursuant to a partial acceptance of this Subscription Agreement will be promptly delivered to the Subscriber without interest or deduction.

3.Representations, Warranties and Covenants of the Subscriber

By executing this Subscription Agreement, the Subscriber (on its own behalf and, if applicable, on behalf of each Beneficial Subscriber for whom it is contracting hereunder) represents, warrants and covenants to the Corporation (and acknowledges that the Corporation and its counsel are relying thereon) that:

3.1it has been independently advised as to restrictions with respect to trading in and the restricted period or statutory hold period applicable to the Flow-Through Shares imposed by applicable Securities Laws in the jurisdiction in which it resides and the policies of any stock exchange to which they are subject, confirms that no representation has been made to it by or on behalf of the Corporation with respect thereto other than as expressly set forth herein, acknowledges that it is aware of the characteristics of the Flow-Through Shares, the risks relating to an investment therein, and that it may not be able to resell the Flow-Through Shares until the expiration of the applicable hold period except in accordance with limited exemptions under applicable Securities Laws. The Subscriber further acknowledges that it should consult its own legal counsel in its jurisdiction for full particulars of applicable resale restrictions;

3.2other than the US Prospectus and US Prospectus Supplement, which the Subscriber acknowledges receipt of (and delivery of which may be effected in accordance with Rule 172 under the U.S. Securities Act), it has not received, nor has it requested, nor does it have any need to receive, any prospectus, sales or advertising literature, offering memorandum or any other document describing the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist them in making an investment decision in respect of the Flow-Through Shares, and other than the US Shelf Registration Statement, it has not become aware of any advertisement in printed public media, radio, television or telecommunications, including electronic display such as the Internet (including without limitation the Corporation’s web site) with respect to the distribution of the Flow-Through Shares or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

3.3if less than a complete copy of this Subscription Agreement is delivered to the Corporation, the Corporation and its advisors are entitled to assume that the Subscriber accepts and agrees to all of the terms and conditions of the pages not delivered, unaltered;

3.4the Subscriber and, if applicable, each Beneficial Subscriber is resident, or if not an individual, has a head office, in the jurisdiction indicated on page (ii) of this Subscription Agreement as the “Subscriber’s Residential Address” and the “Beneficial Subscriber’s Residential Address”, respectively, and such address was not created and is not used solely for the purpose of acquiring Flow-Through Shares. The Subscriber intends that the applicable laws of that jurisdiction govern the Subscriber’s purchase of the Flow-Through Shares and is not aware of any reason why the laws of such jurisdiction would not govern such purchase. The purchase by and sale to the Subscriber of the Flow-Through Shares, and any act, solicitation, conduct or negotiation directly or indirectly in furtherance of such purchase or sale (whether with or with respect to the Subscriber or any Beneficial Subscriber) has occurred only in such jurisdiction;

3.5if the Subscriber is resident in or otherwise subject to applicable Securities Laws and it is purchasing the Flow-Through Shares as principal or deemed to be purchasing as principal in accordance with applicable Securities Laws, it is either:

(a)an “accredited investor” as defined in National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) and has concurrently executed and delivered to the Corporation a Representation Letter in the form attached as Schedule B to this Subscription Agreement representing that the Subscriber qualifies under one of the categories of “accredited investor” set forth in such definition;

(b)not an individual, is subscribing for Flow-Through Shares with an aggregate acquisition cost of not less than $150,000 paid in cash at Closing, and was not created and is not used solely to purchase or hold securities in reliance on an exemption from the prospectus requirements under Securities Laws; or

(c)an employee, executive officer, director or consultant of the Corporation within the meaning of the terms as defined in NI 45-106.

3.6if the Subscriber is resident in or otherwise subject to applicable Securities Laws and it is neither purchasing as principal, nor deemed to be purchasing as principal in accordance with applicable Securities Laws, it is duly authorized to enter into and deliver this Subscription Agreement and to execute all documentation in connection with the purchase on behalf of and as agent for each Beneficial Subscriber, each of whom is named under “Name of Beneficial Subscriber for whom Subscriber is contracting” on page (ii) of this Agreement, and to provide and agree to each Subscriber’s representations, warranties and covenants on behalf of such Beneficial Subscriber, it acknowledges that the Corporation may be required by law to disclose to certain regulatory authorities, the identity of each Beneficial Subscriber of Flow-Through Shares for whom it may be acting, and if it is acting as agent for one or more Beneficial Subscribers, each of such Beneficial Subscribers is purchasing as principal for its own account, and all of the representations, warranties and covenants, excluding this paragraph are also given in respect of such Beneficial Subscriber. The Beneficial Subscriber is either (i) an “accredited investor” as defined in NI 45-106 and the Subscriber has concurrently executed and delivered to the Corporation a Representation Letter in the form attached as Schedule B to this Subscription Agreement indicating that the Beneficial Subscriber fits within one of the categories of “accredited investor” set forth in such definition; (ii) not an individual, is subscribing for Flow-Through Shares with an aggregate acquisition cost of not less than $150,000 paid in cash at Closing, and was not created and is not used solely to purchase or hold securities in reliance on an exemption from the prospectus requirements under Securities Laws; or (iii) an employee, executive officer, director or consultant of the Corporation within the meaning of the terms as defined in NI 45-106.

3.7it acknowledges that:

(a)no Securities Regulator, securities commission or similar regulatory authority has reviewed or passed on the merits of the Flow-Through Shares;

(b)there is no government or other insurance covering the Flow-Through Shares;

(c)there are restrictions on the Subscriber’s ability to resell the Flow-Through Shares in Canada and in other jurisdictions other than in the United States and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Flow-Through Shares;

(d)the Subscriber will comply with all applicable Securities Laws concerning the subscription, purchase, holding, exercise and resale of the Flow-Through Shares and will not resell any of the Securities except in accordance with the provisions of applicable Securities Laws;

(e)the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the Canadian legal requirements to provide the Subscriber with a prospectus or offering memorandum and to sell securities through a person or Corporation registered to sell securities under the applicable Securities Laws and, as a consequence of acquiring securities under this exemption, certain protections, rights and remedies provided by applicable Securities Laws, including statutory rights of rescission or damages, will not be available to the Subscriber;

(f)the common law may not provide the Subscriber with an adequate remedy in the event that the Subscriber suffers investment losses in connection with the securities acquired;

(g)the Subscriber may not receive information that would otherwise be required to be provided to it under applicable Securities Laws;

(h)an investment in the Flow-Through Shares involves a high degree of risk and the Subscriber may lose its entire investment;

(i)the Corporation may complete additional financings in the future in order to develop the business of the Corporation and fund its ongoing development, and such future financings may have a dilutive effect on current shareholders or securityholders of the Corporation, including the Subscriber;

(j)the offer, issuance, sale and delivery of the Flow-Through Shares is conditional upon such sale being exempt from the Canadian prospectus filing or registration requirements and the requirement to deliver an offering memorandum in connection with the distribution of the Flow-Through Shares under the Securities Laws of the Selling Jurisdiction or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus;

(k)in purchasing the Flow-Through Shares, other than the US Prospectus and US Prospectus Supplement, the Subscriber has not relied upon any verbal or written representation, including any investor presentation delivered to Subscribers, as to any fact or otherwise made by or on behalf of the Corporation or any of its employees, agents or affiliates thereof or any other person associated therewith; and the Subscriber acknowledges that the decision to purchase the Flow-Through Shares was made solely on the basis of the US Prospectus and US Prospectus Supplement, currently available public information and this Subscription Agreement;

(l)the Corporation has the right to accept or reject the Subscriber’s subscription in whole or in part; and

(m)the Corporation’s counsel is acting as counsel to the Corporation, and not as counsel to the Subscriber;

3.8if the Subscriber is an individual, the Subscriber is of the full age of majority and is legally competent to execute, deliver and be bound by this Subscription Agreement, to perform all of its obligations hereunder and to take all action required pursuant hereto;

3.9if the Subscriber is acting as principal, this Subscription Agreement has been duly and validly authorized, executed and delivered by and, when accepted by the Corporation, will constitute a legal, valid, binding and enforceable obligation of the Subscriber;

3.10if the Subscriber is acting as agent for a Beneficial Subscriber, this Subscription Agreement has been duly and validly authorized, executed and delivered by and on behalf of, and when accepted by the Corporation, will constitute a legal, valid, binding and enforceable obligations of such Beneficial Subscriber;

3.11if it is not an individual, it has the requisite power, authority, legal capacity and competence to enter into, deliver and be bound by this Subscription Agreement, to perform all of its obligations hereunder and to undertake all actions required of the Subscriber hereunder and further certifies that all necessary approvals of directors, shareholders, partners, trustees or otherwise have been given and obtained, it was not created solely and is not being used solely to purchase or hold securities in reliance on an exemption from the prospectus requirements under Securities Laws and the individual signing this Subscription Agreement has been duly authorized to execute and deliver this Subscription Agreement;

3.12if the Subscriber is not an individual, the Subscriber has been duly organized and is validly existing under the laws of its jurisdiction of incorporation or formation and the laws of any other jurisdiction in which its properties or operations require qualification;

3.13it has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and it is able to bear the economic risk of loss of its investment;

3.14it is capable of assessing the proposed investment in the Flow-Through Shares as a result of the Subscriber’s own experience or as a result of advice received from a person registered under applicable Securities Laws;

3.15it is aware of the characteristics of Flow-Through Shares and acknowledges that there are risks relating to the purchase of the Flow-Through Shares and an investment therein;

3.16it is not acting jointly or in concert with any other subscriber for Flow-Through Shares for the purpose of the acquisition of the Flow-Through Shares;

3.17if required by applicable Securities Laws, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Flow-Through Shares;

3.18the entering into and delivery of this Subscription Agreement, the performance and compliance with the terms hereof, the subscription for the Flow-Through Shares and the completion of the transactions contemplated hereby will not result in a violation of, or create a state of facts which, after notice or lapse of time, or both, would constitute a violation of any of the terms or provisions of any law, statute, regulation, rule, judgment, decree, order or ruling applicable to the Subscriber (including applicable Securities Laws) or any agreement to which the Subscriber is a party or by which it is bound, or if the Subscriber is not an individual, any of the Subscriber’s constating documents;

3.19the Subscriber acknowledges that it has been encouraged to and should obtain independent legal, tax and investment advice with respect to its subscription for these Flow-Through Shares and accordingly, has been independently advised as to the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Subscription Agreement;

3.20it acknowledges the offer of the Flow-Through Shares does not constitute a recommendation to purchase the Flow-Through Shares or financial product advice and the Subscriber acknowledges that the Corporation has not had regard to the Subscriber’s particular objectives, financial situation and needs;

3.21it acknowledges and confirms that no representation has been made to it with respect to the future value or price of any of the Flow-Through Shares, that any person will resell or repurchase the Flow-Through Shares, or that any person will refund all or any part of the aggregate subscription price of the Flow-Through Shares other than as provided in this Subscription Agreement;

3.22the funds which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) Act (Canada) (the “PCMLA”) and Terrorist Financing Act (Canada) and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, under the PCMLA. To the best of the knowledge of the Subscriber: (a) none of the subscription funds to be provided by the Subscriber: (i) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States, or any other jurisdiction; or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber; and (b) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and will provide the Corporation with appropriate information in connection therewith;

3.23the Subscriber has no knowledge of a “material fact” or “material change” (as those terms are defined in the applicable Securities Laws) in the affairs of the Corporation that has not been generally disclosed to the public;

3.24the Subscriber has not received and does not expect to receive any financial assistance from the Corporation, directly or indirectly, in respect of the Subscriber’s purchase of Flow-Through Shares;

3.25there is no person acting or purporting to act on behalf of the Subscriber (including any Beneficial Subscriber), in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee. If any other person establishes a claim that any fee or other compensation is payable in connection with this subscription for Flow-Through Shares on account of the Subscriber’s subscription, the Subscriber covenants to indemnify and hold harmless the Corporation with respect thereto and with respect to all costs reasonably incurred in the defence thereof;

3.26the representations, warranties, covenants and acknowledgments of the Subscriber herein are made with the intent that they be relied upon in determining the suitability of a purchaser of Flow-Through Shares and will be true and correct at the Closing Time on the Closing Date and will survive the completion of the issuance of the Flow-Through Shares. The Subscriber agrees to indemnify the Corporation and its directors, officers, employees, advisers, affiliates, shareholders and agents (including its legal counsel) from and against any and all losses, claims, costs, expenses, damages or liabilities whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) which any of them may suffer or incur based upon, arising out of or caused by reliance on such representations, warranties, acknowledgments and covenants. The Subscriber undertakes to immediately notify the Corporation at 360 Main Street, 30th floor, Winnipeg, Manitoba R3C 4G1, Attention: Peretz Shapiro, of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time;

3.27the Subscriber agrees to indemnify and hold harmless the Corporation and its directors, officers, employees, advisers, affiliates, shareholders and agents (including their respective legal counsel) from and against any and all losses, claims, costs, expenses, damages or liabilities whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) which any of them may suffer or incur based upon, arising out of or caused by any false representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Corporation in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any document furnished by the Subscriber to the Corporation in connection herewith;

3.28if the Subscriber is a resident of a country other than Canada or the United States (an “International Jurisdiction”) then in addition to the other representations and warranties contained herein, the Subscriber represents and warrants that:

(a)the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws of the International Jurisdiction which would apply to this Subscription Agreement, if any;

(b)the Subscriber is purchasing the Flow-Through Shares under exemptions from any prospectus, registration or similar requirements under the applicable securities laws of that International Jurisdiction or, if such is not applicable, the Subscriber is permitted to purchase the Flow-Through Shares under the applicable securities laws of the International Jurisdiction without the need to rely on an exemption;

(c)the applicable securities laws do not require the Corporation to file a prospectus, registration statement or similar document or to register the Flow-Through Shares or to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction;

(d)the delivery of this Subscription Agreement, the acceptance of it by the Corporation and the issuance of the Flow-Through Shares to the Subscriber complies with all applicable laws of the Subscriber’s jurisdiction of residence or domicile and all other applicable laws and will not cause the Corporation to become subject to or comply with any disclosure, prospectus, offering memorandum, registration or reporting requirements under any such applicable laws or require the Corporation to attorn to the jurisdiction of any governmental authority or regulator in such jurisdiction or require any translation of documents by the Corporation; and

(e)the Subscriber will, if requested by the Corporation, or its counsel, deliver to the Corporation a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subsections 0, 0 and 0 above to the satisfaction of the Corporation and its counsel, acting reasonably;

4.Closing

4.1The Subscriber agrees to deliver to the Corporation via email, not later than 10:00 a.m. (Winnipeg time) on September 20, 2023 (or such other date and time as may be determined by the Corporation), in accordance with the delivery instructions set out on the cover page:

(a)this duly completed and executed Subscription Agreement;

(b)if the Subscriber is an “accredited investor”, a fully executed and completed Representation Letter in the form of Schedule B;

(c)if the Subscriber has checked box (j), (k) or (l) of Schedule B, a fully executed and completed Form 45-106F9 for Individual Accredited Investors in the form of Appendix II to Schedule B;

(d)payment by wire transfer, made using the following account information, of an amount representing the aggregate purchase price for the Flow-Through Shares payable by the Subscriber for the Flow-Through Shares in Canadian funds:

Bank:TD Canada Trust

2038 Kipling Avenue

Rexdale, Ontario, Canada, M9W 4K1

Institution #:0004

Branch Transit #:15522

Beneficiary Account #:CDN Account Number: 0495333

Beneficiary’s Account Name:Garfinkle Biderman LLP

Beneficiary’s Address: 1 Adelaide St. East, Suite 801

Toronto Ontario Canada M5C 2V9

Swift Code: TDOMCATTTOR

File Reference #:13717-004

4.2The Closing will be held at the offices of the Corporation’s counsel at the Closing Time on the Closing Date.

4.3The Subscriber hereby irrevocably authorizes Garfinkle Biderman LLP to disburse the aggregate purchase price of the Flow-Through Shares subscribed for hereunder to the Corporation at the Closing Time.

4.4If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement have been complied with to the satisfaction of the Corporation, including satisfaction of all applicable requirements of Section 0 hereof by the Subscriber, or waived by the Corporation, the Corporation may proceed with delivery of the direct registration system (DRS) advice or certificates representing the Flow-Through Shares and such other documentation as may be required pursuant to this Subscription Agreement.

4.5If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement (other than delivery by the Corporation of the direct registration system (DRS) advice or certificates representing the Flow-Through Shares) have not been complied with to the satisfaction of the Corporation, or waived by the Corporation, the Corporation and the Subscriber will have no further obligations under this Subscription Agreement.

4.6The Corporation shall be entitled to rely on delivery of a facsimile or scanned copy of executed Subscription Agreements, and acceptance by the Corporation of such agreements shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof. In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same document.

5.Privacy Legislation

The Subscriber acknowledges and consents to the fact that the Corporation is collecting the Subscriber’s (and any beneficial purchaser for which the Subscriber is contracting hereunder) personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar replacement or supplemental provincial or federal legislation or laws in effect from time to time) for the purpose of completing the Subscriber’s subscription. The Subscriber acknowledges and consents to the Corporation retaining the personal information for so long as permitted or required by applicable law or business practices. The Subscriber further acknowledges and consents to the fact that the Corporation may be required by applicable securities laws, stock exchange rules and/or the Investment Industry Regulatory Organization of Canada rules to provide regulatory authorities any personal information provided by the Subscriber respecting itself (and any beneficial purchaser for which the Subscriber is contracting hereunder). The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of any beneficial purchasers for which the Subscriber is contracting.

6.Subscriber Acknowledgement

In addition, the Subscriber agrees and acknowledges that:

6.1the Corporation may deliver certain personal information, including information regarding the name, address, telephone number and amount subscribed for, to the securities regulatory authorities, including The Manitoba Securities Commission; and

6.2the information is being collected indirectly by the securities regulatory authorities under authority granted to them in securities legislation; and

6.3the information is being collected for the purposes of the administration and enforcement of such securities legislation.

7.Delivery of Certificates

The Subscriber hereby authorizes and directs the Corporation to deliver direct registration system (DRS) advice and/or certificates representing the Flow-Through Shares to the residential or business address indicated in this Subscription Agreement, as applicable.

8.Return of Subscription Funds

The Subscriber hereby authorizes and directs the Corporation to return any funds for unaccepted subscriptions to the same account from which the funds were drawn, without interest or penalty.

9.Acceptance of Subscription

This subscription may be accepted in whole or in part by the Corporation at its sole discretion and the right is reserved to the Corporation at its sole discretion to allot to any Subscriber a number of Flow-Through Shares that is lower than that subscribed for. Confirmation of acceptance or rejection of this subscription will be forwarded to the Subscriber promptly after the acceptance or rejection of the subscription by the Corporation. If this subscription is rejected in whole, the funds delivered by the Subscriber to the Corporation representing the purchase price for the Flow-Through Shares subscribed for herein will be promptly returned to the Subscriber, without interest. If this subscription is accepted only in part, the portion of the purchase price representing that portion of the Flow-Through Shares which is not accepted will promptly be returned to the Subscriber, in accordance with Section 0 hereof.

10.Assignment

The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber and the Corporation and its heirs, executors, administrators, successors and assigns; provided however, that this Subscription Agreement may not be assigned by the Subscriber without the consent of the Corporation, in its sole discretion. The benefits and the obligations of this Subscription Agreement, insofar as they apply to the Subscriber, shall pass with any assignment of this Subscription Agreement.

11.Miscellaneous

11.1Further Assurances. A party shall promptly do, sign, deliver or cause to be done, signed and delivered all further acts, documents and things that another party may reasonably require for the purpose of giving effect to this Agreement.

11.2Subscriber’s Costs. The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any counsel retained by the Subscriber) relating to the sale of the Flow-Through Shares to the Subscriber will be borne by the Subscriber.

11.3Notice. Any notice, consent or other communication under this Agreement shall be given in writing and delivered by hand or by bailiff or sent by email, and addressed as follows:

(a)if to the Subscriber, at the address indicated on page (ii) of this Agreement;

(b)if to the Corporation, at:

Snow Lake Resources Ltd.
360 Main Street, 30th floor
Winnipeg, Manitoba R3C 4G1

Attention: Peretz Shapiro, Director and Interim COO

Email: peretz@snowlakelithium.com

Such notice, consent or other communication will be deemed to have been given and received on the day it is actually delivered or sent (or if that day is not a Business Day, on the following Business Day), unless it is delivered or sent after 4:30 p.m. (Winnipeg time), in which case it will be deemed to have been given and received on the next Business Day. A party may, from time to time, designate another address in accordance with this Section 0.

11.4Severability. Each provision of this Agreement is separate and distinct and, if a provision of this Agreement is determined to be invalid, illegal or unenforceable, all other provisions will remain in full force and effect.

11.5Waivers. A failure to act or delay in acting by a party with respect to a non-performance, or the non exercise of a right, under this Agreement will not operate as a waiver of that performance or of that right. The waiver of a right under this Agreement by a party will not be effective unless it is given in a signed writing, in which case it will be effective in the specific instance and for the specific purpose given.

11.6Default. The debtor of an obligation under this Agreement will be in default of that obligation by the mere lapse of time for performing it.

11.7Successors and Assigns. This Agreement will bind and be for the benefit of a party’s successors and permitted assigns, jointly and severally, between them.

11.8Non-Assignment. No party may assign or delegate any right or obligation under this Agreement without the prior consent of each other party, which consent may not be unreasonably withheld or delayed.

11.9Amendment. This Agreement may be amended only in a writing signed by each party.

11.10Governing Law. This Agreement is governed by the laws of the province of Manitoba and the federal laws of Canada applicable therein (without regard to conflicts of law principles).

11.11Interpretation. The headings used in this Subscription Agreement have been inserted for convenience of reference only and will not affect the meaning or interpretation of this Subscription Agreement or any provision hereof. Words importing the singular number only will include the plural and vice versa.

11.12No Partnership. Nothing herein will constitute or be construed to constitute a partnership of any kind whatsoever between the Subscriber and the Corporation.

11.13Time of Essence. Time will be of the essence of this Subscription Agreement.

11.14Entire Agreement. This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof, and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

11.15Counterparts. This Agreement may be signed in any number of counterparts, each of which is deemed to be an original and all of which when taken together are deemed to constitute one and the same instrument. Each counterpart may be delivered by fax or email and a faxed or emailed copy is as effective as an original.

SCHEDULE A

TERMS AND CONDITIONS OF THE FLOW-THROUGH SHARES

1.Interpretation

1.1Definitions. Whenever used in this Schedule A, all capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement, except for the following words and terms which shall have the meanings set out below:

(a)“Business Day” means a day on which Canadian chartered banks are open for the transaction of regular business in the City of Winnipeg, Manitoba;

(b)“Canadian Exploration Expense(s)” or “CEE” means an expense described in paragraph (f) of the definition of “Canadian exploration expense” in subsection 66.1(6) of the Tax Act, or that would be described in paragraph (h) of that definition if the references therein to “paragraphs (a) to (d) and (f) to (g.4)” were a reference to “paragraph (f)”, other than amounts which are (i) prescribed to be “Canadian exploration and development overhead expenses” for the purposes of paragraph 66(12.6)(b) of the Tax Act, (ii) Canadian exploration expenses to the extent of the amount of any assistance described in paragraph 66(12.6)(a) of the Tax Act, (iii) the cost of acquiring or obtaining the use of seismic data described in paragraph 66(12.6)(b.1) of the Tax Act, or (iv) any expenses for prepaid services or rent that do not qualify as outlays and expenses for the period as described in the definition of the term “expense” in subsection 66(15) of the Tax Act.

(c)“CEE Incurred in Manitoba Eligible for an Additional Credit” means, in respect of a Manitoba Investor, an expense which qualifies as a “flow-through mining expenditure” within the meaning of subsection 11.7(1) of the Manitoba Tax Act;

(d)“Commitment Amount” means $3.6117 per Flow-Through Share multiplied by the number of Flow-Through Shares purchased by the Subscriber pursuant to this Subscription Agreement;

(e)“CRA” means the Canada Revenue Agency;

(f)“Critical Minerals” means lithium, copper, nickel, cobalt, graphite, rare earth elements, scandium, titanium, gallium, vanadium, tellurium, magnesium, zinc, platinum group metals and uranium;

(g)“Expenditure Period” means the period commencing on the date of acceptance by the Corporation of this Subscription Agreement and ending on the earlier of:

(i)the date on which the Commitment Amount has been fully expended in accordance with the terms hereof; and

(ii)the Termination Date;

(h)“Follow-On Transaction” has the meaning ascribed to such term in Section 5(e) of this Schedule A;

(i)“Flow-Through Critical Mineral Mining Expenditure(s)” or “FTCMME” means an expense that will qualify, once renounced to a Subscriber who is an individual (other than a trust or estate), as a “flow-through critical mineral mining expenditure” within the meaning of subsection 127(9) of the Tax Act, of the Subscriber or, where the Subscriber is a partnership, of the members of the Subscriber who are individuals (other than a trust or estate) to the extent of their respective shares of the expense so renounced;

(j)“Manitoba Investor” means a Subscriber of Flow-Through Shares who is liable for tax under the Manitoba Tax Act or is a partnership of which a partner or limited partner is liable for tax under the Manitoba Tax Act;

(k)“Manitoba Tax Act” means The Income Tax Act (Manitoba), as amended, re-enacted or replaced from time to time, including where applicable any specific proposals to amend the Manitoba Tax Act that are publicly announced by the Minister of Finance (Manitoba) to have effect prior to the Closing Date;

(l)“Other Agreements” means all subscription agreements pursuant to the Offering for the issue of Flow-Through Shares by the Corporation to a Person other than the Subscriber;

(m)“Prescribed Forms” means the forms prescribed from time to time under or pursuant to subsection 66(12.7) of the Tax Act filed or to be filed by the Corporation within the prescribed times renouncing to the Subscriber the Qualifying Expenses incurred pursuant to this Subscription Agreement and all parts or copies of such forms required by the CRA to be delivered to the Subscriber;

(n)“Prescribed Relationship” means a relationship between the Corporation and the Subscriber (or in the case of a Subscriber that is a partnership, the partners of the Subscriber) where any such Person and the Corporation are related or otherwise do not deal at arm’s length for the purposes of the Tax Act (including, if the Subscriber is a partnership, having regard to subsection 66(17) of the Tax Act), or a relationship between the Corporation and the Subscriber as described in subsection 66(12.671) of the Tax Act;

(o)“Qualifying Expense” means an expense which: 1) qualifies as CEE, 2) qualifies as FTCMME; and 3) which is incurred (or is deemed to be incurred) on or after the Closing Date and on or before the Termination Date, that will be renounced by the Corporation pursuant to subsection 66(12.6) of the Tax Act, in conjunction with subsection 66(12.66) of the Tax Act, as necessary, with an effective date not later than December 31, 2023 and in respect of which, but for the renunciation, the Corporation would be entitled to a deduction from income under Part I of the Tax Act;

(p)“Tax Act” means the Income Tax Act (Canada), together with any and all regulations promulgated thereunder, as amended from time to time and including any specific proposals to amend the Tax Act that are publicly announced by the Minister of Finance (Canada) to have effect prior to the Closing Date;

(a)“Tax Regulations” means the Income Tax Regulations (Canada), as amended, re-enacted or replaced from time to time, including where applicable any specific proposals to amend the Tax Regulations that are publicly announced by the Minister of Finance (Canada) to have effect prior to the Closing Date; and

(q)“Termination Date” means the latest of: (i) December 31, 2024; or (ii) such date prescribed by the Tax Act and the Manitoba Tax Act until which the Corporation may incur (or be deemed to incur) Qualifying Expenses and renounce them to the Subscriber in accordance with the terms of this Subscription Agreement with an effective date no later than December 31, 2023.

2.Term of Subscription

Except as a result of any Follow-on Transaction or any agreement, arrangement, undertaking or understanding to which the Corporation is not a party and of which it has no knowledge, and provided that the Subscriber is not in breach of any of its representations, warranties, covenants or certifications under this Subscription Agreement which would prevent the renunciation of Qualifying Expenses to the Subscriber or cause the Flow-Through Shares to be “prescribed shares” (including, without limitation, the Subscriber’s representations in Section 5 of this Schedule A), the Flow-Through Shares will be upon issue “flow-through shares” as defined in subsection 66(15) of the Tax Act, and, accordingly, the Corporation agrees to: (a) incur (or be deemed to incur) Qualifying Expenses in an amount equal to the Commitment Amount during the Expenditure Period; and (b) renounce Qualifying Expenses equal to the Commitment Amount to the Subscriber with an effective date no later than December 31, 2023.

3.Representations, Warranties and Covenants of the Corporation

By execution of this Subscription Agreement, the Corporation hereby represents, warrants and covenants and agrees to and with the Subscriber (and acknowledges that the Subscriber is relying thereon) that:

(a)the Corporation has the full corporate power and authority to incur (or be deemed to incur) prior to the Termination Date and renounce to the Subscriber with an effective date no later than December 31, 2023, Qualifying Expenses in an amount equal to the Commitment Amount;

(b)the expenditures renounced hereunder will be Qualifying Expenses;

(c)it will keep proper books, records and accounts of all Qualifying Expenses and all transactions affecting the Commitment Amount and the Qualifying Expenses, and upon reasonable notice, make such books, records and accounts available for inspection by or on behalf of the Subscriber at the Subscriber’s expense;

(d)it will incur (or be deemed to incur), during the Expenditure Period, Qualifying Expenses in connection with exploration work primarily targeting Critical Minerals on the Corporation’s properties in such amount that enables the Corporation to renounce to the Subscriber, in accordance with the Tax Act and this Subscription Agreement, Qualifying Expenses in an amount equal to the Commitment Amount;

(e)subject to the representations of the Subscriber in Section 5 of this Schedule A hereof being true at all material times, it will renounce, in accordance with the Tax Act and this Subscription Agreement, to the Subscriber effective on or before December 31, 2023, Qualifying Expenses which have been incurred (or are deemed to have been incurred), or which the Corporation plans to incur (or be deemed to incur), during the Expenditure Period in an amount equal to the Commitment Amount;

(f)the Corporation has obtained a certification by a “qualified professional engineer or professional geoscientist” as defined in subsection 127(9) of the Tax Act, completed in prescribed manner and form, that the Qualifying Expenses to be renounced to the Subscriber will be incurred pursuant to an exploration plan that primarily targets Critical Minerals;

(g)it will file with the CRA, the form prescribed by subsection 66(12.68) of the Tax Act together with  copy of this Subscription Agreement and any “selling instrument” contemplated by such legislation within the time period prescribed by law;

(h)it will file with the CRA, the Prescribed Forms on or before the last day of the first month following each month in which any renunciation is made pursuant to the terms of this Subscription Agreement;

(i)it will timely file all forms and any supporting documentation required under the Tax Act and any corresponding provincial legislation, including prescribed forms, necessary to effectively renounce Qualifying Expenses equal to the Commitment Amount to the Subscriber as provided herein and to provide the Subscriber with a copy of all such forms as are required to be provided on a timely basis and in any event before March 1, 2024;

(j)the Corporation will file with the CRA, before March of the calendar year following a particular calendar year, any return required to be filed under Part XII.6 of the Tax Act in respect of the particular calendar year, and will pay any tax or other amount owing in respect of that return on a timely basis;

(k)it will not be subject to the provisions of subsection 66(12.67) of the Tax Act in a manner which impairs its ability to renounce Qualifying Expenses to the Subscriber in an amount equal to the Commitment Amount;

(l)except as a result of any Follow-on Transaction or any agreement, arrangement, undertaking or understanding to which the Corporation is not a party and of which it has no knowledge, and provided that the Subscriber is not in breach of any of its representations, warranties, covenants or certifications under this Subscription Agreement which would prevent the renunciation of Qualifying Expenses to the Subscriber or cause the Flow-Through Shares to be “prescribed shares” (including, without limitation, the Subscriber’s representations and warranties in Section 5 of this Schedule A), upon issuance, the Flow-Through Shares will be “flow-through shares” as defined in subsection 66(15) of the Tax Act and not “prescribed shares” or “prescribed rights”, respectively, within the meaning of section 6202.1 of the Tax Regulations;

(m)to the best of the Corporation’s knowledge, the Corporation does not have and will not have prior to the Termination Date a Prescribed Relationship with the Subscriber;

(n)the Corporation is a “principal-business corporation” as defined in subsection 66(15) of the Tax Act and will continue to be a “principal-business corporation” until such time as all of the Qualifying Expenses required to be renounced under this Subscription Agreement have been incurred (or deemed to be incurred) and validly renounced pursuant to the Tax Act;

(o)the Corporation has no reason to believe that it will be unable to incur (or be deemed to incur) during the Expenditure Period, or that it will be unable to renounce to the Subscriber effective on or before December 31, 2023, Qualifying Expenses in an aggregate amount equal to the Commitment Amount and the Corporation has no reason to expect any reduction of such amount by virtue of subsection 66(12.73) of the Tax Act (or any corresponding provincial legislation);

(p)the Corporation shall deliver to the Subscriber, before March 1, 2024, the relevant Prescribed Forms, fully completed and executed, renouncing to the Subscriber Qualifying Expenses in an amount equal to the Commitment Amount with an effective date of no later than December 31, 2023 such delivery constituting the authorization of the Corporation to the Subscriber to file such Prescribed Forms with the relevant taxation authorities;

(q)all the Qualifying Expenses to be renounced by the Corporation to the Subscriber pursuant to this Subscription Agreement:

(i)will constitute Qualifying Expenses on the effective date of the renunciation which is to be no later than December 31, 2023;

(ii)will not include expenses that are prescribed to constitute “Canadian exploration and development overhead expenses” (as defined in the Tax Regulations for purposes of paragraph 66(12.6)(b) of the Tax Act) of the Corporation or amounts which constitute specified expenses for seismic data described in paragraph 66(12.6)(b.1) of the Tax Act or any expenses for prepaid services or rent that do not qualify as outlays and expenses for the period as described in the definition of “expense” in subsection 66(15) of the Tax Act;

(iii)will not include any amount that has previously been renounced by the Corporation to the Subscriber or to any other person;

(iv)would be deductible by the Corporation in computing its income for the purposes of Part I of the Tax Act but for the renunciation to the Subscriber; and

(v)will qualify, once renounced by the Corporation, as FTCMME.

(r)except if required under the Tax Act, the Corporation shall not reduce the amount renounced to the Subscriber pursuant to subsection 66(12.6) of the Tax Act. If the Corporation is required under the Tax Act or otherwise to reduce the amount renounced to the Subscriber, the reduction shall be made pro rata by the number of Flow-Through Shares issued or to be issued pursuant to this Subscription Agreement and the Other Agreements only after it has first reduced to the extent possible all Qualifying Expenses renounced to Persons (other than the Subscriber and the subscribers under the Other Agreements) under any agreements relating to shares or rights that are “flow-through shares” as defined in subsection 66(15) of the Tax Act entered into after the Closing Date;

(s)if the Corporation does not renounce to the Subscriber effective on or before December 31, 2023, Qualifying Expenses equal to the Commitment Amount, the Corporation shall, provided the Subscriber is not in breach of any of its representations, warranties and covenants under this Subscription Agreement that would prevent the renunciation of such expenses to the Subscriber, indemnify and hold harmless the Subscriber and each of the partners thereof if the Subscriber is a partnership or a limited partnership (for the purposes of this paragraph each an “Indemnified Person”) as to, and pay to the Indemnified Person on or before the 20th Business Day following the date the amount is definitively determined, but in any event no later than July 1, 2024, an amount equal to the amount of any tax (within the meaning of paragraph (c) of the definition of “excluded obligation” at subsection 6202.1(5) of the Tax Regulations) payable under the Tax Act (and under the corresponding provincial legislation) by any Indemnified Person as a consequence of such failure. In the event that the amount renounced by the Corporation to the Subscriber is reduced pursuant to subsection 66(12.73) of the Tax Act, the Corporation shall indemnify and hold harmless each Indemnified Person as to, and pay to the Indemnified Person on or before the 20th Business Day following the date the amount is assessed by the CRA pursuant to a notice of assessment or reassessment or otherwise determined and communicated in writing to the Corporation, an amount equal to the amount of any tax (within the meaning of paragraph (c) of the definition of “excluded obligation” at subsection 6202.1(5) of the Tax Regulations) payable under the Tax Act (and under the corresponding provincial legislation) by the Indemnified Person as a consequence of such reduction. This indemnity is in addition to and not in derogation of any other recourse, rights or remedies the Subscriber may have against the Corporation. For certainty, the foregoing indemnity shall have no force or effect and the Subscriber shall not have any recourse or rights of action to the extent that such indemnity would otherwise cause the Flow-Through Shares to be “prescribed shares” or “prescribed rights” within the meaning of section 6202.1 of the Tax Regulations. To the extent that any Person entitled to be indemnified hereunder is not a party to this Subscription Agreement, the Subscriber shall obtain and hold the rights and benefits of this Subscription Agreement in trust for, and on behalf of, such Person and such Person shall be entitled to enforce the provisions of this section notwithstanding that such person is not a party to this Subscription Agreement;

(t)the Corporation shall incur (or be deemed to incur) and renounce Qualifying Expenses pursuant to this Subscription Agreement and the Other Agreements, pro rata by the number of such shares issued or to be issued pursuant thereto, before incurring (or being deemed to incur) and renouncing Qualifying Expenses pursuant to any other agreement that the Corporation may enter into after the Closing Date with any Person with respect to the issue of “flow-through shares” as defined in subsection 66(15) of the Tax Act;

(u)the Corporation shall not enter into any other agreement which would prevent or restrict its ability to renounce Qualifying Expenses to the Subscriber effective on or before December 31, 2023, in the amount of the Commitment Amount;

(v)if the Corporation receives, or becomes entitled to receive, assistance as defined in subsection 66(15) of the Tax Act that may reasonably be related to the Qualifying Expenses which could otherwise affect the amount that could be renounced to the Subscriber pursuant to this Subscription Agreement, the Corporation shall, to the extent that it is commercially reasonable to do so, incur (or be deemed to incur) additional Qualifying Expenses using funds from other sources in such amount that enables the Corporation to renounce to the Subscriber, with an effective date no later than December 31, 2023, Qualifying Expenses in an amount equal to the Commitment Amount;

(w)the Corporation shall use an amount equal to the gross proceeds from the issuance of the Flow-Through Shares for the exploration programs of the Corporation to be conducted on the Corporation’s properties located in the province of Manitoba;

(x)if the Corporation amalgamates with any one or more companies, any shares issued to or held by the Subscriber as a replacement for the Flow-Through Shares as a result of such amalgamation will qualify, by virtue of subsection 87(4.4) of the Tax Act, as “flow-through shares” and in particular will not be “prescribed shares” as defined in section 6202.1 of the Tax Regulations; and

(y)the Flow-Through Shares shall not be subject to any resale restrictions pursuant to either (i) the regulations of any applicable stock exchange; or (ii) in the event that the Subscriber is a Manitoba Investor, Section 2.5(2) of National Instrument 45-102.

4.Manitoba Provincial Income Tax Considerations

4.1This Section 4 only applies to a Subscriber for Flow-Through Shares who is a Manitoba Investor regarding Qualifying Expenses incurred with respect to mineral resource properties situated in the province of Manitoba, Canada.

4.2The Corporation hereby further covenants and agrees with the Subscriber that the Qualifying Expenses to be incurred (or deemed to be incurred) by the Corporation and renounced to the Subscriber pursuant hereto will qualify, for a Manitoba Investor, to the extent of their respective shares of the Qualifying Expenses so renounced, as CEE Incurred in Manitoba Eligible for an Additional Credit and will be designated as such in all tax forms and slips to be filed by the Corporation as set forth herein.

4.3Any reference in this Subscription Agreement to the Tax Act or a provision thereof shall include, for purposes of Manitoba income taxation, a reference to the Manitoba Tax Act or the equivalent provision thereof, if any. Any reference to a word or term defined in the Tax Act shall include, for purposes of Manitoba income taxation, a reference to the equivalent word or term, if any, defined in the Manitoba Tax Act. Any reference to a filing or similar requirement imposed under the Tax Act shall include, for purposes of Manitoba income taxation, a reference to the equivalent filing or similar requirement, where applicable, under the Manitoba Tax Act. Without limiting the generality of the foregoing, an obligation of the Corporation to renounce Qualifying Expenses under the Tax Act to the Subscriber shall include, for purposes of Manitoba income taxation, an obligation to renounce such amount under the Manitoba Tax Act.

5.Representations, Warranties and Covenants of the Subscriber

By executing this Subscription Agreement, the Subscriber (and, if applicable, the others for whom it is contracting hereunder) represents, warrants and covenants to the Corporation (and acknowledges that the Corporation, and its counsel are relying thereon) that:

(a)other than as provided in this Subscription Agreement, the Subscriber waives any right that it may have to any potential incentive grants, credits and similar or like payments or benefits which accrue as a result of the operations relating to CEE and acknowledges that all such grants, credits, payments or benefits accrue to the benefit of the Corporation;

(b)the Subscriber does not and will not have prior to the Termination Date a Prescribed Relationship with the Corporation;

(c)the Subscriber has not entered into and will not enter into any agreement or arrangement with any person or partnership which will cause the Flow-Through Shares to become “prescribed shares” within the meaning of section 6202.1 of the Tax Regulations;

(d)the Subscriber is not a non-resident of Canada for the purposes of the Tax Act, or, if the Subscriber is a partnership, it is a “Canadian partnership” for the purposes of the Tax Act;

(e)if the Subscriber, or any Beneficial Purchaser, is acquiring Flow-Through Shares with the intention of (i) donating all or a portion of the Flow-Through Shares to a “qualified donee”, as defined in the Tax Act, as part of a charitable donation arrangement promoted by a third party; (ii) immediately selling all or a portion of the Flow-Through Shares to a third party; or (iii) any combination of (i) and (ii) above (each a “Follow-On Transaction”), the Subscriber, and any Beneficial Purchaser, acknowledges and confirms that, notwithstanding any provision of this Subscription Agreement, it is not relying on the Corporation, or their its counsel regarding any representations and warranties in respect of the tax consequences or potential tax benefits of participating in the Follow-On Transaction, including any risk that the Follow-On Transaction may cause the Flow-Through Shares to be “prescribed shares” within the meaning of the term as defined in section 6202.1 of the Tax Regulations; and

(f)there will be tax consequences to the Subscriber upon disposition of the Flow-Through Shares; such tax consequences may be material to the Subscriber; it is the sole responsibility of the Subscriber to determine and assess such tax consequences as may apply to the Subscriber’s particular circumstances; and the Corporation gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under Canadian federal or provincial or other tax laws of the Subscriber’s disposition of the Flow-Through Shares.

SCHEDULE B

REPRESENTATION LETTER FOR ACCREDITED INVESTORS

TO: SNOW LAKE RESOURCES LTD., D/B/A SNOW LAKE LITHIUM (the “Corporation”)

In connection with the purchase of Flow-Through Shares of the Corporation (the “Securities”) by the undersigned subscriber or, if applicable, the disclosed principal on whose behalf the undersigned is purchasing as agent (the “Subscriber” for the purposes of this Schedule B), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation that:

1.The Subscriber is either purchasing the Securities as principal for the Subscriber’s own account or is deemed under National Instrument 45-106 Prospectus Exemptions of the Canadian Securities Administrators (“NI 45-106”) to be purchasing the Securities as principal;

2.The Subscriber is an “accredited investor” within the meaning of NI 45-106 by virtue of satisfying the indicated criterion as set out in Appendix I to this Representation Letter (YOU MUST ALSO INITIAL THE APPROPRIATE LINE IN APPENDIX I TO THIS REPRESENTATION LETTER AND, IF APPLICABLE, COMPLETE EACH QUESTION WHICH FOLLOWS THAT PARTICULAR PORTION OF THE DEFINITION).  If the Subscriber is an individual relying on paragraph (j), (k) or (l) of the “accredited investor” definition in Appendix I to this Representation Letter, please duly complete and sign two copies of Form 45-106F9 – Form for Individual Accredited Investors in the form attached hereto as Appendix II to this Representation Letter.

3.The above representations, warranties and covenants will be true and correct both as of the execution of this Representation Letter and as of the issue date and acknowledges that they will survive the completion of the issue of the Securities; and

4.The undersigned acknowledges that the foregoing representations, warranties and covenants are made by the undersigned with the intent that they be relied upon in determining the suitability of the Subscriber as a purchaser of the Securities and that this Representation Letter is incorporated into and forms part of the Subscription Agreement and the undersigned undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the closing time of the purchase and sale of the Securities.

Dated:  ______________________, 2023.

Print name of Subscriber

By:

Signature

Title

(please print name of individual whose signature appears above, if different from the name of the Subscriber printed above)

IMPORTANT: PLEASE INITIAL THE APPLICABLE CATEGORY OR CATEGORIES OF ACCREDITED INVESTOR IN APPENDIX I TO SCHEDULE A ON THE NEXT PAGE THAT DESCRIBES YOU

APPENDIX I TO SCHEDULE B

CERTIFICATE OF ACCREDITED INVESTOR

NOTE:  THE SUBSCRIBER MUST INITIAL BESIDE THE APPLICABLE PORTION OF THE DEFINITION BELOW AND COMPLETE EACH QUESTION WHICH FOLLOWS THE APPLICABLE PORTION OF THE DEFINITION.

Accredited Investor – (as defined in NI 45-106) includes:

_______	(a)a Canadian financial institution, or a Schedule III bank,
_______	(b)the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),
_______

(c)a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

_______	(d)a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer,
Jurisdiction(s) registered: ________________ Categories of registration:________________
_______	(e)an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),
Name of person with whom Subscriber is or was registered: _____________________________ Jurisdiction(s) registered: ________________ Categories of registration:________________
_______	(f)the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada,
_______

(g)a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montreal or an intermunicipal management board in Québec,

_______	(h)any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,
_______	(i)a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada,
Jurisdiction(s) registered: ________________ Registration number(s):________________
_______

(j)an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000, [If this is your applicable category, you must also complete Form 45-106F9 attached as Appendix II to this Schedule B]

_______	(j.1)an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000,

_______

(k)an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300 000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year, [If this is your applicable category, you must also complete Form 45-106F9 attached as Appendix II to this Schedule B]

_______

(l)an individual who, either alone or with a spouse, has net assets of at least $5,000,000, [If this is your applicable category, you must also complete Form 45-106F9 attached as Appendix II to this Schedule B]

_______	(m)a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements,
Type of entity: ______________ Jurisdiction and date of formation: ___________________
_______

(n)an investment fund that distributes or has distributed its securities only to:

(i)a person that is or was an accredited investor at the time of the distribution,

(ii)a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], or 2.19 [Additional investment in investment funds], or

(iii)a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment],

_______

(o)an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

_______

(p)a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

Jurisdiction(s) registered: ________________ Registration number(s):________________
_______

(q)a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,

Jurisdiction(s) registered or authorized: ________________________________________ Categories of registration: ___________________________________________________
_______

(r)a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

Registration number(s) assigned to purchaser: ________________________________________

Name of eligibility advisor or registered advisor: __________________________________

Jurisdiction(s) registered: ________________  Categories of registration:_______________

_______	(s)an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) paragraph (i) in form and function,
Jurisdiction organized: ___________________Type of entity: _______________________

_______

(t)a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors [If this is your applicable category, each owner of interest must individually complete and submit to the Corporation its own copy of this Certificate of Accredited Investor],

Name(s) of owners of interest: __________________________________________________

Type of entity (if applicable): ____________________________________________

Categories of accredited investor: _______________________________________________

_______	(u)an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser,
Name of advisor: _____________________ Jurisdiction(s) registered: ________________ Categories of registration:______________ Basis of exemption: _____________________
_______	(v)a person that is recognized or designated by the securities regulatory authority as an accredited investor,
Jurisdiction(s) recognized or designated: ________________________________________
_______

(w)a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

Name(s) of settlor: ___________________________________________________________

Name(s) of trustees: ___________________________________________________________

Categories of accredited investor: _______________________________________________

Categories of beneficiaries: ___________________________________________________

For the purposes hereof:

(a)“Canadian financial institution” means

(i)an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(ii)a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(b)“control person” has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Québec where control person means any person that holds or is one of a combination of persons that holds:

(i)a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

(ii)more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

(c)“Director” means:

(i)a member of the board of Directors of a company or an individual who performs similar functions for a company, and

(ii)with respect to a person that is not a company, an individual who performs functions similar to those of a Director of a company;

(d)“eligibility adviser” means:

(i)a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and

(ii)in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

1.have a professional, business or personal relationship with the issuer, or any of its Directors, executive Officers, founders, or control persons, and

2.have acted for or been retained personally or otherwise as an employee, executive Officer, Director, associate or partner of a person that has acted for or been retained by the issuer or any of its Directors, executive Officers, founders or control persons within the previous 12 months;

(e)“executive officer” means, for an issuer, an individual who is:

(i)a chair, vice-chair or president,

(ii)a vice-president in charge of a principal business unit, division or function including sales, finance or production,

(iii)an Officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or

(iv)performing a policy-making function in respect of the issuer;

(f)“financial assets” means:

(i)cash,

(ii)securities, or

(iii)a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(g)“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

(h)“founder” means, in respect of an issuer, a person who,

(i)acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(ii)at the time of the trade is actively involved in the business of the issuer;

(i)“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(j)“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

(k)“jurisdiction” means a province or territory of Canada except when used in the term foreign jurisdiction;

(l)“local jurisdiction” means the jurisdiction in which the Canadian securities regulatory authority is situate;

(m)“non-redeemable investment fund” means an issuer,

(i)whose primary purpose is to invest money provided by its security holders;

(ii)that does not invest;

1.for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund; or

2.for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund; and

(iii)that is not a mutual fund;

(n)“person” includes:

(i)an individual,

(ii)a corporation,

(iii)a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(iv)an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

(o)“regulator” means, for the local jurisdiction, the Executive Director as defined under securities legislation of the local jurisdiction;

(p)“related liabilities” means

(i)liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(ii)liabilities that are secured by financial assets;

(q)“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(r)“spouse” means, an individual who,

(i)is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(ii)is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(iii)in Alberta, is an individual referred to in paragraph (i) or (ii) above, or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(s)“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

All monetary references are in Canadian Dollars

APPENDIX II TO SCHEDULE B

FORM 45-106F9 FOR INDIVIDUAL ACCREDITED INVESTORS

WARNING! This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of securities: Flow-Through Shares	Issuer: Snow Lake Resources Ltd.
Purchased from: Snow Lake Resources Ltd.
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your initials
Risk of loss – You could lose your entire investment of $ ___________________________.
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment.

Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.

3. Accredited investor status

You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.

Your initials

•Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)

•Your net income before taxes combined with your spouse’s was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.

•Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
•Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)
4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name:
Signature:	Date:
SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information
First and last name of salesperson:
Telephone:	Email:
Name of firm (if registered):
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment
Contact: Snow Lake Resources Ltd., d/b/a Snow Lake Lithium 360 Main Street, 30th floor Winnipeg, Manitoba R3C 4G1 Attention: Peretz Shapiro, Director and Interim COO E-mail: peretz@snowlakelithium.com
For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

Form instructions:

1.This form does not mandate the use of a specific font size or style but the font must be legible.

2.The information in sections 1, 5 and 6 must be completed before the purchaser completes and signs the form.

3.The purchaser must sign this form. Each of the purchaser and the issuer or selling security holder must receive a copy of this form signed by the purchaser. The issuer or selling security holder is required to keep a copy of this form for 8 years after the distribution.